SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

Rule 10b5-1 Trading Plans

On March 4, 2004, John Morrissey, Chairman of the Board of Directors of Computer Programs and Systems, Inc. (“CPSI”), entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Plan has a term of 14 months and expires on April 30, 2005. During the term of the Plan, the selected broker is authorized to sell up to 100,000 shares of Mr. Morrissey’s CPSI common stock at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan.

On March 9, 2004, M. Kenny Muscat, a director of CPSI, also entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is also intended to comply with Rule 10b5-1. The Plan has a term of three months and expires on June 8, 2004. During the term of the Plan, the selected broker is authorized to sell up to 250,000 shares of Mr. Muscat’s CPSI common stock at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan.

Mr. Morrissey and Mr. Muscat entered into these Plans in order to diversify their financial holdings. Under the Plans, each of Mr. Morrissey and Mr. Muscat will have no control over the timing of any sales of his CPSI common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 9, 2004	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and Chief
Financial Officer